EXHIBIT 21.1

CAPITAL AUTOMOTIVE REIT AND SUBSIDIARIES

STATE OF INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

CAPITAL AUTOMOTIVE FINANCE L.L.C	DELAWARE
CAPITAL AUTOMOTIVE L.P.	DELAWARE
2298 CRAIN HIGHWAY LLC	MARYLAND
CAR 1 MOM L.P.	DELAWARE
CAR 2 MOM L.P.	DELAWARE
CAR ABC IN, L.L.C	DELAWARE
CAR ABC TN L.L.C	DELAWARE
CAR ABC VA L.L.C	DELAWARE
CAR ALEXANDER L.P.	DELAWARE
CAR AUF L.L.C	DELAWARE
CAR BOH L.L.C	DELAWARE
CAR BSC L.L.C	DELAWARE
CAR CHAUNCEY L.L.C	DELAWARE
CAR CMX L.P.	DELAWARE
CAR CMX 2 L.L.C	DELAWARE
CAR COVEY L.L.C	DELAWARE
CAR CZ L.L.C	DELAWARE
CAR DMR 1 L.L.C	DELAWARE
CAR FAM L.L.C	DELAWARE
CAR FAM II L.L.C	DELAWARE
CAR FER L.P.	DELAWARE
CAR GPAUTO1 LAND L.L.C	DELAWARE
CAR GRAUTO1 LAND L.P.	DELAWARE
CAR GUR L.L.C	DELAWARE
CAR HDV L.L.C	DELAWARE
CAR HTN1 L.L.C	DELAWARE
CAR I ALEXANDER, INC	DELAWARE
CAR I JACKSON L.P.	DELAWARE
CAR JACKSON L.L.C	DELAWARE
CAR KEARNY L.L.C	DELAWARE
CAR MAG L.L.C	DELAWARE
CAR MCC L.L.C	DELAWARE
CAR MMR L.L.C	DELAWARE
CAR MOM INC	DELAWARE
CAR MOM ROCK L.L.C	DELAWARE
CAR MOT II L.L.C	DELAWARE
CAR MOT L.L.C	DELAWARE
CAR MUL L.L.C	DELAWARE
CAR PAR L.P.	DELAWARE
CAR PLD L.L.C	DELAWARE
CAR SON BAY L.P.	DELAWARE
CAR SON BOYD L.L.C	DELAWARE
CAR SON BYTWN TOY L.P.	DELAWARE
CAR SON CALA L.L.C	DELAWARE
CAR SON CAP CHVY L.L.C	ALABAMA
CAR SON IRON L.L.C	DELAWARE
CAR SON LNB SHOP, L.L.C	DELAWARE
CAR SON MAS L.P.	DELAWARE
CAR SON MAS GAR L.P.	DELAWARE
CAR SON MAS TN L.L.C	DELAWARE
CAR SON MCKNY II L.P.	DELAWARE
CAR SON NSV L.P.	DELAWARE
CAR SON NSV II L.P.	DELAWARE
CAR SON PARR L.P.	DELAWARE
CAR SON WEST L.L.C	DELAWARE
CAR SONFREE L.L.C	DELAWARE

STATE OF INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

CARS CNI-2 L.P.	DELAWARE
CARS CNISPE-2 Inc.	DELAWARE
CARS-DB1, L.L.C	DELAWARE
CARS-DB4, L.P.	DELAWARE
CARS-DBSPE1, INC	DELAWARE
CARS LOAN SERVICER L.L.C	DELAWARE
CARS-DBSPE4, INC	DELAWARE
CARS-FEN L.L.C	DELAWARE
MMR HOLDINGS, L.L.C	NORTH CAROLINA
MMR TENNESSEE, L.L.C	NORTH CAROLINA
MMR VIKING INVESTMENT ASSOCIATES, L.P.	TEXAS
SRE SOUTH CAROLINA-1, LLC	SOUTH CAROLINA